EXHIBIT 99.1

DOT VN BEGINS OPEN FREE TRIAL VERSION OF THE UNIQUE ONLINE
APPLICATION WEBSITE BUILDER TOOLS AT WEB.VN FOR VIETNAMESE IDN.

SAN DIEGO, CALIFORNIA – June 4, 2012, Dot VN, Inc., (http://www.dotvn.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company (“the Company” or “Dot VN”) and the online global domain name registrar for the Country of Vietnam and exclusive registrar for the Vietnamese Native Language Internationalized Domain Names (“Vietnamese IDN”), announced today that it has begun open  use of the free trial version for Vietnamese IDN website builder tools. The unique online application provides for self customization and publishing of your own websites in minutes at www.WEB.VN, powered by Dot VN.

Since its launch on April 28, 2011, the Vietnamese IDN has grown to over 765,000 domains and it continues to grow fast averaging 60,000 IDN new registrations monthly. Today’s launch of the unique interactive website builder platform will allow Vietnamese IDN owners to cut down costs of building and hosting their IDN websites. Starting today, they can start using free tools on the WEB.VN website platform services by activating their account with www.WEB.VN. The WEB.VN will serve as a main hub for our users highlighting the best content and will provide users with easy to use, interactive drag & drop tools intuitive and user friendly interface to quickly create and customizable their own websites professionally and publish those websites in minutes. Dot VN was chosen by Vietnam Internet Network Information Center (“VNNIC”) as a strategic partner and exclusive provider for the IDN website application services and will offer the special online website builder tools in three categories: personal, company and products. Each website fully customizable will allow users to post content in real time such as written text, feature photos, music, videos as well as networking with other IDNs and share the latest news and information from Dot VN’s INFO.VN news portal. During this open activation period, users will be able to try WEB.VN for free while the Company incorporates user feedback and improves service.

The Company expects to officially launch the full service in mid August, 2012 and after a short free trial period with user satisfaction will begin commercialize WEB.VN platform services includes charge an annual subscription fee, web hosting, e-commerce, advertising, SEO and Vietnamese IDN social networking.

“Vietnam Internet Network Information Center in collaboration with Dot VN is very pleased to announce to the international internet community that June 4, 2012 will be a historical day for the Vietnamese IDN domain names were officially put into use through the WEB.VN website builder platform services” said Hoang Minh Cuong, Director General of VNNIC. “After more than a year deployed widely distributed free of charge, there were nearly 800,000 Vietnamese domain name is registered and authorized for use. This figure is more than three times the number of traditional .vn domains allocated over more than 10 years, helping to put Vietnam on the list of top 20 countries using the Internet. We believe that the interest, support and contributing to the community and abroad for nearly 90 million people. Registration and use of Vietnamese-language domain name will continue to maintain and develop long-term values of Vietnam ethnic and cultural on the Internet.”

The Company believes that the launch of the WEB.VN, the interactive website builder tools service, could spur another surge in IDN registration due to the added functionality and benefit of the new website application platform to its users. Additionally, in the coming months, the Company plans on expanding the functionality of WEB.VN to include services such as ordering and selling products online, payment processing and expansion into many different languages of the WEB.VN application builder and editor tools platform for other domains such as the standard ccTLD “.vn” domain, and gTLD .com, .net and .org domains.

“Dot VN has been a strategic partner with VNNIC in the development of Vietnam’s Internet for over 11 years with the aim of promoting Vietnamese domains across the globe. We have utilized all our resources (technical, intellectual, and financial) towards the mission of providing products and services together with the IDNs to the more than 90 million people worldwide speaking Vietnamese” said Dot VN President Lee Johnson. “Our hope is to serve the global Vietnamese community and give them the opportunity to use the Internet in their native language. It is our aim to help today's generation and their children, particularly second generation Vietnamese born in countries other than Vietnam, so they can learn and understand the meaning Vietnamese in a healthy manner and have accurate information via the Internet. We expect to receive support and contribute to the community IDN registration and use the WEB.VN tools to build and customizable your own websites services for Vietnamese language domain name today to continue to preserve and promote the comprehensive "Vietnamese values” for future generations. Furthermore, Dot VN anticipates with a successful mid August, 2012 launch that we will start to generate significant new revenues from this highly needed online service.”

About Dot VN:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s premier online media web property, www.INFO.VN. The Company is an online global domain name registrar for .VN (Vietnam) and both the co-registry and exclusive registrar for the Vietnamese Native Language Internationalized Domain Names (IDNs). Dot VN is a distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

About VNNIC:

The Vietnam Internet Network Information Centre (“VNNIC”), (www.vnnic.net.vn) is an agency of the Ministry of Information and Communication (“MIC”) of Vietnam. VNNIC was founded on April 28, 2000, and carries out the functions of managing, allocating, supervising and promoting the use of Internet domain names, addresses, autonomous system numbers in Vietnam, providing Internet-related guidance, statistics on Internet usage, and representing Vietnam at Internet related events.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Thomas M. Johnson, Chairman and CEO
Dot VN, Inc.
Phone: 858-571-2007 x14
Email: Inquiries@DotVN.com
Website: www.DotVN.com, en.www.INFO.VN
Register your “.vn” domains at: www.VN
Create your own website at: www.Web.VN